                                                           Execution Counterpart
                                                           ---------------------


                               KOGER EQUITY, INC.
                              AP-KEI HOLDINGS, LLC

                         REGISTRATION RIGHTS AGREEMENT


     This Agreement, dated as of October 10, 1996, is between Koger Equity, Inc., a Florida corporation (the "Company"), and AP-KEI Holdings, LLC, a
                                  -------
Delaware limited liability company (the "Investor").
                                         --------

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Investor are entering into a certain Stock Purchase Agreement dated as of October 10, 1996 (as amended and in effect from time to time, the "Stock Purchase Agreement") pursuant to which the Company is
                   ------------------------
issuing and selling to the Investor, and the Investor is purchasing from the Company, 3,000,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"); and
            ------------

     WHEREAS, it is a condition to the issuance and sale by the Company, and the purchase by the Investor, of such shares of Common Stock pursuant to the Stock Purchase Agreement that the Company and the Investor enter into this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Definitions; Certain Rules of Construction.  Certain terms are used in this
    ------------------------------------------
Agreement with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation," (e) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (f) words in the singular or plural form include the plural and singular form, respectively, and (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement.

     1.1.  "1933 Act" means the Securities Act of 1933.
            --------

     1.2.  "1934 Act" means the Securities Exchange Act of 1934.
            --------

     1.3.  "Alliance Holders" means the Alliance Holders (as defined in the
            ----------------
Alliance Registration Rights Agreement.

     1.4.  "Alliance Registration Rights Agreement" means the Registration
            --------------------------------------
Rights Agreement, as amended and in effect from time to time, among the Company and various investment companies or other investment advisory clients (or their nominees) of Alliance Capital Management, Inc.

     1.5.  "Apollo Holder" means (a) any Person that owns, or has the right to
            -------------
acquire, Apollo Registrable Securities and (b) any assignee thereof in accordance with Section 2.12.

     1.6.  "Apollo Holder Indemnitees" is defined in Section 2.8(a).
            -------------------------

     1.7.  "Apollo Registrable Securities" means (a) any share of Common Stock
            -----------------------------
which (i) is held by the Investor and (ii) is a Permitted Security (as defined in the Stock Purchase Agreement) and (b) any security issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, in exchange for, or in replacement of, any share of Common Stock described in the foregoing clause (a); provided, however, that any share of Common Stock described in the
            --------  -------
foregoing clauses (a) or (b) which after the date hereof has been sold to the public pursuant to a registered public offering shall cease to be an Apollo Registrable Security. For purposes of this Agreement, the number of Apollo Registrable Securities at any time outstanding shall be the sum of (A) the number of shares of Common Stock then outstanding which are Apollo Registrable Securities plus (ii) the number of shares of Common Stock which are issuable
           ----
pursuant to then exercisable or convertible securities and which upon issuance would be Apollo Registrable Securities.

     1.8.  "Board of Directors" means the Board of Directors of the Company.
            ------------------

     1.9.  "Common Stock" is defined in the recitals to this Agreement.
            ------------

     1.10.  "Company" is defined in the preamble to this Agreement.
             -------

     1.11.  "Company Indemnitees" is defined in Section 2.8(b).
             -------------------

     1.12.  "Demanding Stockholder" means, with respect to any offering
             ---------------------
involving an underwriting of securities to be sold for the account of the Company or any of its stockholders (other than a Holder), any stockholder (other than a Holder) exercising demand registration rights in connection with such offering.

     1.13.  "Form S-3", "Form S-4" and "Form S-8" mean such respective
             --------    --------       --------
registration forms in effect on the date hereof (or any successor registration forms subsequently adopted by the SEC) under the 1933 Act.

     1.14.  "Holders" means each of the Apollo Holders and the Alliance Holders.
             -------

     1.15.  "Indemnitee" means each of the Company Indemnitees and the Apollo
             ----------
Holder Indemnitees.

     1.16.  "Initiating Apollo Holders" is defined in Section 2.1(a).
             -------------------------

     1.17.  "Investor" is defined in the preamble to this Agreement.
             --------

     1.18.  "Person" means any present or future natural person or any
             ------
corporation, association, partnership, limited liability company, limited liability partnership, joint venture, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

     1.19.  "register," "registered" and "registration" refer to a registration
             --------    ----------       ------------
effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act and the automatic effectiveness, or the declaration or ordering of effectiveness, of such registration statement or document.

     1.20.  "Registrable Securities" means, collectively, the Apollo Registrable
             ----------------------
Securities and the Alliance Registrable Securities.

     1.21.  "Rule 144" means Rule 144 promulgated under the 1933 Act.
             --------

     1.22.  "SEC" means the Securities and Exchange Commission.
             ---

     1.23.  "Stock Purchase Agreement" is defined in the recitals to this
             ------------------------
Agreement.

     1.24.  "Violation" means, with respect to any registration statement which
             ---------
includes any Apollo Registrable Securities:

          (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

          (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or

          (c) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with any matter relating to such registration statement.

2.  Registration Rights.
    -------------------

     2.1.  Demand Registration.
           -------------------

          (a) At any time after October 10, 1997, if the Company shall receive a written request from the Apollo Holders of at least 50% of the Apollo Registrable Securities then outstanding and entitled to registration rights under this Section 2 (the "Initiating Apollo Holders") that the Company
                                -------------------------
     effect the registration under the 1933 Act of a number of Apollo Registrable Securities constituting at least 500,000 shares of Common Stock, then the Company shall, within five days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of this Section 2.1, use its best efforts to effect such a registration as soon as practicable and in any event to file within 75 days of the receipt of such request a registration statement under the 1933 Act covering all the Registrable Securities which the Holders shall in writing request (within 10 days of receipt of the notice given by the Company pursuant to this Section 2.1(a)) to be included in such registration and to use its reasonable best efforts to have such registration statement become effective within 120 days after receipt of such request.

          (b) If the Initiating Apollo Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Apollo Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.3(d)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Apollo Holders. The Initiating Apollo Holders shall consult with the Board of Directors regarding the selection of an underwriter or underwriters, but approval by the Board of Directors of any underwriter selected by the Initiating Apollo Holders shall not be required. Notwithstanding any other provision of this Section 2.1, if, in the case of a registration requested pursuant to Section 2.1(a), the underwriter advises the Initiating Apollo Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating

     Apollo Holders shall so advise the Company and all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and all securities other than Registrable Securities sought to be included in the underwriting shall first be excluded. To the extent that further limitation is required, the number of Registrable Securities that may be included in the underwriting shall be allocated pro rata among all Holders desiring to participate in such underwriting (according to the number of Registrable Securities then held by each such Holder). No Registrable Securities requested by any Holder to be included in a registration pursuant to
     Section 2.1(a) shall be excluded from the underwriting unless all securities other than Registrable Securities are first excluded.

          (c) Notwithstanding the foregoing provisions of this Section 2.1, in the event that the Company is requested to file any registration statement pursuant to this Section 2.1:

               (i) the Company shall not be obligated to effect the filing of such registration statement during the six months following the effective date of any other registration statement pertaining to an underwritten public offering of securities for the account of the Company; and

               (ii) if the Company shall furnish to the Holders requesting such registration statement a certificate signed by the president of the Company (A) stating that, in the good faith judgment of a majority of the disinterested members of the Board of Directors, (1) an undisclosed material event (x) has occurred and is continuing or (y) is likely to occur within 90 days and (2) the disclosure of such undisclosed material event would have a material adverse effect on the Company or on a proposed material transaction involving the Company or a substantial portion of its assets and (B) describing in reasonable detail such undisclosed material event, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the relevant Initiating Apollo Holders; provided, however, that the Company may not utilize the right
                   --------  -------
          set forth in this Section 2.1(c)(ii) more than once in any 12-month period.

     2.2.  Company Registration.  If (but without any obligation to do so) the
           --------------------
Company proposes to register any Common Stock for its own account (including for this purpose a registration effected by the Company for stockholders other than the Holders) under the 1933 Act in connection with the public offering of such Common Stock solely for cash (other than a registration on Form S-8 or a registration on Form S-4), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Apollo Holder given not later than 10 business days before the anticipated effective date of such registration (as set forth in such notice by the Company), the Company shall, subject to the provisions of Section 2.7, use its best efforts to cause a registration statement covering all of the Apollo Registrable Securities that each such Apollo Holder has requested to be registered to become effective under the 1933 Act. The Company shall be under no obligation to complete any offering of securities it proposes to make and shall incur no liability to any Apollo Holder for its failure to do so.

     2.3.  Obligations of the Company.  Whenever required under this Section 2
           --------------------------
to use its best efforts to effect the registration of any Apollo Registrable Securities, the Company shall, as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Apollo Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 180 days or until such earlier date as such Holders have informed the Company in writing that the distribution of all Registrable Securities registered thereunder has been completed. In addition, the Company shall:

          (a) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment and supplement to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

          (b) furnish to the Apollo Holders such reasonable number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Apollo Registrable Securities owned by them;

          (c) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such states and jurisdictions as shall be reasonably requested by the Apollo Holders, except that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such state or jurisdiction;

          (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form and including representations and warranties by the Company relating to the business and properties of the Company, with the managing underwriter of such offering and take all actions reasonably requested by the managing underwriter of such offering in furtherance of the underwriters' selling efforts; provided, however, that each Apollo Holder
                                    --------  -------
     participating in such underwriting shall also enter into and perform its obligations under such an underwriting agreement, including furnishing any opinion of counsel or entering into a lock-up agreement reasonably requested by the managing underwriter;

          (e) notify each Apollo Holder of Apollo Registrable Securities covered by such registration statement, at any time when a prospectus relating to Apollo Registrable Securities covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to Section 2.3(a) on account of such event and use its best efforts to cause each such amendment and supplement to become effective;

          (f) furnish, at the request of any Apollo Holder requesting registration of Apollo Registrable Securities pursuant to this Section 2, on the date that such Apollo Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
     Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities became effective,
     (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Apollo Holders requesting registration of Apollo Registrable Securities and (ii) a letter dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Apollo Holders requesting registration of Apollo Registrable Securities; and

          (g) apply for listing and use its best efforts to list the Apollo Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities are listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Apollo Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

     2.4.  Furnish Information.  It shall be a condition precedent to the
           -------------------
obligations of the Company to take any action pursuant to this Section 2 in respect of the Apollo Registrable Securities of any selling Apollo Holder that such selling Apollo Holder shall furnish to the Company such information regarding itself, the Apollo Registrable Securities held by it, and the intended method of disposition of such Apollo Registrable Securities as shall be required to effect the registration of such Apollo Registrable Securities.

     2.5.  Expenses of Demand Registration.  All expenses (other than
           -------------------------------
underwriting discounts and commissions and fees and expenses of professionals retained by the Apollo Holders) relating to Apollo Registrable Securities incurred in connection with each registration, filing or qualification pursuant to Section 2.1(a) and each registration, filing or qualification pursuant to
Section 2.10, including all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be
                               --------  -------
required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1(a) if the registration request is subsequently withdrawn at any time at the request of the Holders of a majority of the Registrable Securities to be registered other than as a result of a material adverse change in the condition, business or prospects of the Company that was unknown to the Holders of a majority of such Registrable Securities at the time of their request (in which case all participating Holders shall bear such expenses). All underwriting discounts and commissions relating to Apollo Registrable Securities included in any registration effected pursuant to Section 2.1(a) or 2.10 will be borne and paid ratably by the Apollo Holders of such Apollo Registrable Securities, and, if it participates, the Company. All fees and expenses of professionals retained by the Apollo Holders in connection with any registration of Apollo Registrable Securities effected pursuant to Section 2.1(a) or 2.10 will be borne and paid ratably by the Apollo Holders of such Apollo Registrable Securities.

     2.6.  Expenses of Company Registration.  The Company shall bear and pay all
           --------------------------------
expenses (other than underwriting discounts and commissions and fees and expenses of professionals retained by the Apollo Holders) incurred in connection with any registration, filing or qualification of Apollo Registrable Securities with respect to any registration pursuant to Section 2.2 for each Apollo Holder, including all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company. All underwriting discounts and commissions relating to Registrable Securities included in any registration effected pursuant to Section 2.2 will be borne and paid ratably by the Apollo Holders of such Apollo Registrable Securities and the Company. All fees and expenses of professionals retained by the Apollo Holders in connection with any registration of Apollo Registrable Securities effected pursuant to Section 2.2 will be borne and paid ratably by the Apollo Holders of such Apollo Registrable Securities.

     2.7.  Underwriting Requirements.  In connection with any offering involving
           -------------------------
an underwriting of securities to be sold for the account of the Company (including for this purpose an underwriting of securities effected by the Company for stockholders other than the Holders), the Company shall not be required under Section 2.2 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the managing underwriter for the offering shall advise the Company in writing that the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities that can be successfully offered, then the Company shall be required to include in the offering only that number of securities, including Registrable Securities, which the managing underwriter believes will not jeopardize the success of the offering. The securities so included in the offering will be reduced as follows:

          (a) first, all securities which any Persons other than the Company and any Demanding Stockholder seek to include in the offering shall be reduced pro rata among such Persons in accordance with the number of registrable securities of the Company; and

          (b) if further limitation on the number of securities to be included in the offering is required, then the number of securities which the Company and any Demanding Stockholder seek to include in the offering shall be reduced.

     2.8.  Indemnification.  In the event any Apollo Registrable Securities are
           ---------------
included in a registration statement under this Section 2:

          (a) The Company will indemnify and hold harmless each Apollo Holder, the officers and directors of each Apollo Holder, any underwriter (as defined in the 1933 Act) for such Apollo Holder and each Person, if any, who controls such Apollo Holder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively, the "Apollo Holder Indemnitees"),
                                                  -------------------------
     against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation. The Company will reimburse each Apollo Holder Indemnitee for any legal or other expenses reasonably incurred by such Apollo Holder Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Apollo Holder Indemnitee in any such case for any such loss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Apollo Holder Indemnitee or (ii) in the case of a sale directly by an Apollo Holder of Apollo Registrable Securities (including a sale of such Apollo Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Apollo Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Apollo Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Apollo Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the 1933 Act.

          (b) Each Apollo Holder which includes any Apollo Registrable Securities in any registration statement (i) will indemnify and hold harmless the Company, its directors and officers, each Person, if any, who controls the Company within the meaning of the 1933 Act, each agent and any underwriter for the Company, and any other Apollo Holder or other stockholder selling securities in such registration statement and any of its directors and officers, and any Person who controls such Apollo Holder or such other stockholder or such underwriter (collectively, the "Company
                                                                       -------
     Indemnitees"), against any losses, claims, damages or liabilities (joint or
     -----------
     several) to which any Company Indemnitee may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Apollo Holder expressly for use in connection with such registration and (ii) will reimburse any legal or other expenses reasonably incurred by any Company Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability
                                         --------  -------
     of any Apollo Holder hereunder shall be limited to the amount of proceeds received by such Apollo Holder in the offering giving rise to the Violation; and provided, further, that the indemnity agreement contained in
                    --------  -------
     this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall such Apollo Holder be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the 1933 Act.

          (c) Promptly after receipt by any Indemnitee under this Section 2.8 of notice of the commencement of any action (including any governmental action), such Indemnitee will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided,
                                                                --------
     however, that such Indemnitee
     -------
     shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such Indemnitee by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such Indemnitee and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the Indemnitee under this Section 2.8 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to such Indemnitee otherwise than under this
     Section 2.8.

          (d)  The obligations of the Company and the Apollo Holders under this
     Section 2.8 shall survive the completion of any offering of Apollo Registrable Securities in a registration statement whether under this
     Section 2 or otherwise.

          (e) If the indemnification provided for in this Section 2.8 is unavailable to a party that would have been an Indemnitee under this
     Section 2.8 in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to herein, then each party that would have been an indemnifying party hereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on one hand, and such Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by such indemnifying party or such Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 2.8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 2.8(e) shall include any legal or other expenses reasonably incurred in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The liability of any Apollo Holder of Apollo Registrable Securities in respect of any contribution obligation of such Holder (after deduction of all underwriters' discounts and commissions paid by such Apollo Holder in connection with the registration in question) arising under this Section 2.8(e) shall not in any event exceed an amount equal to the proceeds to such Apollo Holder from the disposition of the Apollo Registrable Securities disposed of by such Apollo Holder pursuant to such registration.

     2.9.  Reports Under Securities Exchange Act of 1934.  With a view to making
           ---------------------------------------------
available to the Apollo Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit an Apollo Holder to sell securities of the Company to the public without registration, and with a view to making it possible for Apollo Holders to register the Apollo Registrable Securities pursuant to a registration on Form S-3, the Company agrees to:

          (a) to the extent required by the 1934 Act, use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

          (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

          (c) furnish to any Apollo Holder, so long as such Apollo Holder owns any Apollo Registrable Securities, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
     (iii) such other information as may be reasonably requested in availing any Apollo Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     2.10.  Form S-3 Registration.  In case the Company shall receive from any
            ---------------------
Apollo Holder a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Apollo Registrable Securities owned by such Holder, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) use its best efforts to effect, as soon as practicable, such registration, qualification or compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Apollo Holder's Apollo Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the

     Company; provided, however, that the Company shall not be obligated to
              --------  -------
     effect any such registration, qualification or compliance, pursuant to this
     Section 2.10 if:

               (i)  Form S-3 is not available for such offering by the Holders;

               (ii) the aggregate net offering price (after deduction of underwriting discounts and commissions) of the Apollo Registrable Securities specified in such request is not at least $3,000,000;

               (iii) the Company has already effected a registration within the previous six-month period; or

               (iv) the Company shall furnish to the Holders a certificate signed by the president of the Company (A) stating that, in the good faith judgment of a majority of the disinterested members of the Board of Directors, (1) an undisclosed material event (x) has occurred and is continuing or (y) is likely to occur within 90 days and (2) the disclosure of such undisclosed material event would have a material adverse effect on the Company or on a proposed material transaction involving the Company or a substantial portion of its assets and (B) describing in reasonable detail such undisclosed material event, in which event the Company shall have the right to defer the filing of such Form S-3 registration for a period of not more than 120 days after receipt of the request of the Apollo Holder or Apollo Holders under this Section 2.10; provided, however, that the Company shall not
                                   --------  -------
          utilize this right more than once in any 12-month period.

     2.11.  Lock-up Agreements.  Each Apollo Holder agrees to enter into lock-up
            ------------------
agreements pursuant to which it will not, for a period of up to 180 days (as determined by the Company) following the effective date of a registration statement for a public offering of the Company's securities, offer, sell or otherwise dispose of any Apollo Registrable Securities (except Apollo Registrable Securities sold pursuant to such registration statement) without the prior written consent of the Company and the underwriter.

     2.12.  Assignment of Registration Rights.  The rights to cause the Company
            ---------------------------------
to register Apollo Registrable Securities pursuant to this Section 2 and all related rights, including rights to the payment of registration expenses and to indemnification, may be assigned by any Apollo Holder to any permitted transferee which (a) is a Permitted Assignee (as defined in the Stock Purchase Agreement) or (b) owns, immediately after giving effect to such transfer, no less than 500,000 shares and no more than 9.8% of the total number of shares of Common Stock then outstanding. Any transferee to which rights under this Agreement are transferred (i) shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Apollo Holders under this

Agreement to the same extent as if such transferee were an Apollo Holder under this Agreement and (ii) shall be deemed to be an Apollo Holder hereunder.

3.  Legend.  Each certificate representing any Apollo Registrable Security shall
    ------
bear on its face substantially the following legends:

          (a) "THESE SECURITIES ARE SUBJECT TO THE PROVISIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF OCTOBER __, 1996, AS AMENDED AND IN EFFECT FROM TIME TO TIME, AMONG THE CORPORATION AND THE STOCKHOLDER NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION."

          (b) Any legends required by (i) the Stock Purchase Agreement or (ii) the laws of any applicable jurisdiction.

4.  Specific Performance.  The parties recognize that their respective rights
    --------------------
under this Agreement are unique, and, accordingly, each party shall, in addition to such other remedies as may be available to it at law or in equity, have the right to enforce its rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of either party which may exist apart from this Agreement.

5.  Notices.  All notices, demands and other communications required to be given
    -------
pursuant to this Agreement shall be in writing and shall be deemed to have been received if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answer back) or (b) in the case of a letter, three days shall have elapsed after the same shall have been deposited in the mails (i) with first-class (air mail if to or from outside the United States of America) postage prepaid and registered or certified, with return receipt requested, or (ii) with express delivery postage prepaid, with receipt required for delivery.

     If to the Company, to it at 3986 Boulevard Center Drive, Jacksonville, Florida 32207, telecopy number (904) 398-3403, to the attention of Victor A. Hughes, Jr., with a copy to each of (a) Ropes & Gray, One International Place, Boston, Massachusetts 02110, telecopy number (617) 951-7050, to the attention of William F. McCarthy, Esq., and (b) Boling & McCart, 76 South Laura Street, Suite 700, Jacksonville, Florida 32202, to the attention of Harold F. McCart, Jr., Esq.

     If to the Investor, to it at 1301 Avenue of the Americas, 38th Floor, New York, New York 10019, telecopy number (212) 261-4060, to the attention of W. Edward Scheetz, with a copy to each of (a) Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York

10022, to the attention of each of Yaacov M. Gross, Esq. and Michael A. Schwartz, Esq., and (b) Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, to the attention of Martin L. Edelman, Esq.

6.  Binding Effect; Assignment.  This Agreement shall be binding upon, and inure
    --------------------------
to the benefit of, the parties and their respective personal representatives, successors and permitted assigns; provided, however, that the Company shall not
                                  --------  -------
have the right to assign its rights and obligations hereunder, or any interest herein, without the prior written consent of the holders of a majority of the Apollo Registrable Securities then outstanding.

7.  Course of Dealing; Amendments, Waivers and Consents.  No course of dealing
    ---------------------------------------------------
between the parties shall operate as a waiver of any party's rights under this Agreement. Each party acknowledges that if any party, without being required to do so by this Agreement, gives any notice or information to, or obtains any consent from, the other party, such party shall not by implication have amended, waived or modified any provision of this Agreement, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any party in exercising any right under this Agreement shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No amendment, waiver or consent with respect to this Agreement shall be binding unless it is in writing and signed by each of the Company and the holders of a majority of the Registrable Securities then outstanding.

8.  No Contrary Agreement.  The Company shall not enter into any agreement which
    ---------------------
conflicts with the Investor's rights under this Agreement; provided, however,
                                                           --------  -------
that the Investor hereby acknowledges and agrees that the Company may from time to time grant registration rights to other stockholders of the Company to the extent that such registration rights do not conflict with the Investor's rights under this Agreement.

9.  Termination.  This Agreement, and the respective rights and obligations of
    -----------
the parties hereunder, shall terminate on the date upon which all Apollo Holders own less than 1,178,400 shares of Apollo Registrable Securities.

10.  General.  If any provision of this Agreement shall be found by any court of
     -------
competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of New York.

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by a duly authorized officer as an agreement under seal as of the date first above written.

                              KOGER EQUITY, INC.


                              By /s/ Victor A. Hughes, Jr.
                                ------------------------------
                                  Name: Victor A. Hughes, Jr.
                                  Title: Chairman of the Board


                              AP-KEI HOLDINGS, LLC

                              By AP-MM KEI HOLDINGS, LLC,
                                   its Managing Member

                                   By KRONUS PROPERTY, INC.,
                                        its Managing Member


                                        By /s/ W. Edward Scheetz
                                          -----------------------
                                          Name: W. Edward Scheetz
                                          Title: Vice President

                                      -17-